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                               EXHIBIT (10)KK.(i)
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                                                              Exhibit (10)KK.(i)

                          COMMERCIAL BANCSHARES, INC.


                      DIRECTORS DEFERRED COMPENSATION PLAN

I. PURPOSE

         This Plan adopted this 20th day of May, 1986, is intended to provide a means for selected directors of the Corporation to defer the receipt of Compensation to future years.

II. DEFINITIONS

         Whenever the following words and phrases appear in the Plan, they have the respective meaning set forth below, unless the context clearly indicates otherwise:

         A. "Board of Directors" means the Board of Directors of the Corporation.

         B. "Committee" means a group of not less than three senior officers or directors of the Corporation appointed to administer the Plan in accordance with the provisions in Section IV.

         C. "Commingled Accounts" means the accounts (including a Participant's Deferred Compensation Account), the assets of which are commingled pursuant to Paragraph D of Section V.

         D. "Compensation" means: (i) any annual retainer or meeting fees payable by the Corporation for services as an Out-
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side Director or a Director, (ii) any other fees payable by the Corporation for services as an Outside Director or a Director, including services on a committee of the Board of Directors, (iii) any property including, without limitation, stock and other securities of the Corporation payable by the Corporation for services as an Outside Director or a Director, and (iv) any other component of a Participant's compensation paid by the Corporation to an Outside Director or a Director, the payment of which the Committee has approved to be deferred (including, in the case of Directors who shall have been designated as "Eligible Participants" under Section III, salary and cash bonuses).

         E. "Corporation" means Commercial Bancshares, Inc.

         F. "Deferred Compensation" means Compensation, the payment of which has been deferred by a Participant as herein provided.

         G. "Deferred Compensation Account" means an individual account maintained on the books and records of the Master Trust for each Participant of all Deferred Compensation held by the Master Trust and all proceeds earned and gains and losses realized with respect thereto and all payments made therefrom, in accordance with Paragraphs B, C and D of Section V.

         H. "Deferral Period" means the period designated by a Participant, beginning on the date when payment of Deferred



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Compensation is first deferred and ending when the last payment of Deferred
Compensation is made.

         I. "Director" means a director of the Corporation who is not an Outside Director.

         J. "Effective Date" means the date on which the Plan is adopted as first hereinabove written.

         K. "Master Trust" means a trust established by the Corporation in accordance with Paragraph A of Section V.

         L. "Outside Director" means a director of the Corporation who is not an officer or other employee of the Corporation or of a Subsidiary.

         M. "Participant" means an Outside Director or a Director who participates in this Plan, as herein provided, for so long as such person shall so participate.

         N. "Plan" means this Commercial Bancshares, Inc. Directors Deferred Compensation Plan, as described herein, or as hereafter amended.

         O. "Related Plan" means a deferred compensation plan adopted by a Subsidiary which in operation and effect permits directors of such Subsidiary to defer compensation on substantially the same terms and conditions as Compensation may be deferred under the Plan; provided that if the classes of directors of a Subsidiary who may defer compensation are dif-




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ferent than the classes of Outside Directors and Directors who may defer
Compensation under the Plan, that difference alone shall not preclude the deferred compensation plan of such Subsidiary from being a Related Plan.

         P. "Retirement" means the later of the attainment of age sixty-five
(65) or the cessation of a Participant's services as an Outside Director or as a Director, as the case may be, whereby the Participant thereafter is not a director of the Corporation or of a Subsidiary.

         Q. "Subsidiary" means a corporation more than 80 percent of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is as of the date of adoption of, and during the effectiveness of the Plan, owned directly or indirectly, by the Corporation.

         R. "Termination" means the cessation of a Participant's services as a director of the Corporation or of a Subsidiary for any reason other than death or Retirement.

         S. The masculine pronoun means the feminine whenever appropriate.

III. ELIGIBILITY

         All Outside Directors, and such other Directors or classes of Directors as shall have been designated as "Eligible



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Participants" by action of the Board of Directors, are eligible to be
Participants as of the latest to occur of the Effective Date, the date of election or appointment as an Outside Director or Director, or the date of such designation.

IV. ADMINISTRATION

         A. The Committee. The Plan shall be administered by a Committee, appointed from time to time by the Board of Directors, consisting of one or more individuals who are not Participants and who are selected and appointed from among the Board of Directors and the senior officers of the Corporation.

         B. Reports. Subject to the provisions of the Plan, the Committee shall, at least annually, report or cause to be reported in writing to the Board of Directors (i) the identity and number of Participants in the Plan and (ii) the form, type and amount of Compensation subject to deferral under the Plan. The Committee shall also report or cause to be reported in writing to each Participant from time to time, but not less frequently than annually, the status of the Participant's Deferred Compensation Account as of a stated date. Such report may be (but need not be) a composite report reflecting the status of a Participant's Deferred Compensation Account and of a Participant's accounts under Related Plans.

         C. Powers and Duties of the Committee. The Committee shall have the power and duty to specify the period of time



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in which a Participant may make an irrevocable election to defer receipt of all or any part of his payment of Compensation; to interpret the Plan; to make other determinations that the Committee believes necessary or advisable for the administration of the Plan; and to adopt rules, regulations and forms of agreements and other documents executed pursuant to the Plan which are not inconsistent with the Plan and with the determinations of the Board of Directors. The determination of the Committee concerning any matter arising under or with respect to the Plan or any benefits payable under the Plan shall be final, binding and conclusive on all interested persons.

V. ESTABLISHMENT OF MASTER TRUST AND DEFERRED COMPENSATION

         A. Master Trust. The Corporation shall, prior to or promptly after the end of the calendar quarter in which Deferred Compensation is first deferred, establish a trust substantially in the form of Annex 1 hereto to be known as the "Master Trust," and shall from time to time, but not less frequently than quarterly, contribute all of the Deferred Compensation to the Master Trust, to be invested, reinvested and distributed to the Participants by the Trustees of the Master Trust in accordance with the provisions of the Plan and of the Master Trust.

         B. Deferred Compensation Account. The Trustees of the Master Trust shall establish the Deferred Compensation Account



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as a book reserve for each Participant, and from time to time shall enter therein the name of the Participant and the amount of money and property to be credited to the Participant's Deferred Compensation Account as herein provided. A separate sub-account (a "Sub-account") may be maintained within such Deferred Compensation Account for each election by a Participant to defer Compensation, except that a single Sub-account within such Deferred Compensation Account shall be maintained for all deferrals by a Participant having identical payout periods. All Compensation deferred under the Plan shall be contributed to the Master Trust and credited to a Participant's Deferred Compensation Account in the Master Trust as provided in this Section V and in the Master Trust Agreement establishing the Master Trust.

         C. Credits or Debits to a Deferred Compensation Account. A Participant's Deferred Compensation Account and the Sub-accounts, if any, contained therein shall consist of an amount of money and property credited or debited thereto by reason of the Participant's election to defer Compensation, as follows:

                  (i) Principal. If a Participant elects to defer Compensation, the Participant's Deferred Compensation Account shall be credited with the amount of such Compensation as of the date on which it would have been paid but for said deferral.

                  (ii) Income. The Participant's Deferred Compensation Account shall be credited from time to time with an amount equal to interest or other



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                           proceeds earned or gains realized by the investment
                           or reinvestment of the assets allocable to said account as determined by the Trustees, or at the Trustees' sole discretion, by the independent public accountants of the Corporation.

                  (iii) Loss. The Participant's Deferred Compensation Account shall be debited from time to time with an amount equal to any losses realized by the investment or reinvestment of the assets allocable to said account as determined by the Trustees, or at the Trustees' sole discretion, by the independent public accountants of the Corporation.

                  (iv) Payments. The Participant's Deferred Compensation Account shall be debited with an amount equal to all payments of Deferred Compensation.


          D. Commingling of Assets in Participant's Accounts. If a Participant is a Participant under one or more Related Plans, then, subject to rules established by the Committee, he may direct that all or some of the assets in his Deferred Compensation Account may be commingled, invested and reinvested with all or some of the assets in an account for such Participant under such Related Plan or Related Plans; provided, that no such commingling, investment or reinvestment may occur with respect to any assets in a Participant's Deferred Compensation Account unless the payout period relating to the assets in each Commingled Account is identical. Notwithstanding any commingling of assets as herein permitted, separate accounts shall be maintained for each Commingled Account. Any income or loss realized with respect to assets in


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Commingled Accounts shall be allocated between the Commingled Accounts pro rata on such basis as the Committee and the committee administering each such Related Plan shall mutually determine.

VI. DEFERRAL OF COMPENSATION

         A. Election to Defer; Deferral Period. Each Outside Director or Director, who is eligible to be a Participant as provided in Section III and who receives Compensation may, within the period specified by the Committee, participate in the Plan by making an irrevocable election, as provided in Paragraphs B and C, to defer receipt of all or any part of payment of such Compensation; provided, however, that each such election must defer the receipt of an amount of not less than $100. A Participant may elect to receive amounts in a particular Sub-account in his Deferred Compensation Account over a number of years, not to exceed ten (10), as selected by the Participant or as otherwise permitted by the Committee.

         B. Notice of Election to Defer. Each Participant shall, within the period specified in Paragraph C hereunder, notify the Committee in writing of an election to defer the receipt of Compensation. Each such notice shall state:

                  (i) the amount or percentage of the Compensation to be deferred (the "Deferred Compensation");

                  (ii)     the year in which payment is to commence; and

                  (iii)    the number of years for payment.


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         C. Time of Notice of Election to Defer. Written notice of election to defer Compensation must be given to the Committee by a Participant within the following time periods:

Type of Compensation                 Notice Required

Director's Fees                      For any part of fees to be earned in the
                                     fiscal year ending December 31, 1986, on or before the end of the month preceding the month in which earned. With respect to fees for all subsequent years, on or before the December 31st preceding the year in which earned.

Other As specified by the Committee, but prior to commencement of the period during which services are performed for which such Compensation is actually earned.

         D. Notice of Directed Investment. Each Participant may from time to time, but not more frequently than quarterly, specify by giving written notice to the Trustees of the Master Trust: (i) the form and type of investment or reinvestment, (ii) the amount or percentage of Deferred Compensation credited to such Participant's Deferred Compensation Account to be so invested or reinvested, and (iii) the date, not less than five (5) days from the date of such notice, as of which such specifications in (i) and (ii) above are to be effected; provided, that (x) no such investment or reinvestment shall be other than in cash, cash equivalents or readily marketable securities and no such investment or reinvestment shall be contrary to rules established by the Committee, (y) no investment or reinvestment may be specified by a Participant in which such Participant may



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have liability greater than the amount of such investment or reinvestment, or which might or will place other assets of the Master Trust not credited to such Participant's Deferred Compensation Account at risk, and (z) unless otherwise permitted pursuant to rules and regulations adopted by the Committee and then only pursuant to such rules, no investment or reinvestment may be made in securities issued or guaranteed by the Corporation or a Subsidiary. If the Participant has not specified the form or type of investment or reinvestment of cash balances held at any time in his Deferred Compensation Account, such cash balances may be (but need not be) invested or reinvested in investments permitted under the Plan according to the sole discretion of the Trustees of the Master Trust. In the event of the making of any investment or reinvestment by the Trustees as provided in the immediately preceding sentence, other than an investment or reinvestment of cash balances in time, interest bearing demand or money market accounts or pursuant to a dividend reinvestment plan, the Trustees of the Master Trust shall mail or cause to be mailed to a Participant, at his last address known to the Trustees, written notice of each investment or reinvestment within a reasonable period of time thereafter.

VII. PAYMENT OF DEFERRED COMPENSATION


         A. Amount and Timing of Payment. Except as otherwise provided in the Plan, the first payment of Deferred Compen-




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sation will be made in the year specified by the Participant or, if any of the following events occur prior to the year specified by the Participant, in the year following the year in which occurs the earliest of the following:

                  (i) death of the Participant;

                  (ii) Retirement of the Participant.

Unless the Participant has selected a different payment schedule or formula which has been approved by the Committee with respect to each deferral, the amount to be paid to a Participant in any year during the payout period shall be paid in cash or cash equivalents, or in property held for the Participant's account and valued at its value as reflected on the Participant's Deferred Compensation Account, at the discretion of the Committee. The amount to be paid each year to a Participant during the Participant's payout period with respect to a particular Sub-account shall be distributed in as nearly equal payments as practicable as determined in the sole discretion of the Committee; provided that in the last year of the payout period the entire amount credited to such Sub-account shall be paid to such Participant. Any payments of Deferred Compensation will be made by the Trustees of the Master Trust on or, at the discretion of the Committee, prior to March 31st of the calendar year in which such payment will be made. In the case of payments from Commingled Accounts, payments shall be allocated between such Commingled Accounts pro rata on such basis as the



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Committee and the committee administering each affected Related Plan shall mutually determine.

         B. Distribution on Termination of Service. Notwithstanding the foregoing, in the event of a Participant's Termination immediately after which such Participant is no longer a director of the Corporation or of any Subsidiary, and subject to the provisions of Paragraph G(i) of Section VIII, the Trustees of the Master Trust shall pay out the entire balance credited to such Participant's Deferred Compensation Account as soon as practicable after such Termination, unless the Committee in its sole discretion provides for a different payment schedule not longer than the schedule originally selected by the Participant.

VIII. GENERAL PROVISIONS

         A. Assignment. The interest of a Participant or of the Participant's beneficiary(ies) in any Deferred Compensation Account held in the Master Trust is not assignable, either by voluntary or involuntary assignment or by operation of law. No part of any Deferred Compensation Account may be paid over, loaned, sold, assigned, transferred, discounted, pledged as collateral for a loan, or in any other way encumbered or alienated before the end of the Deferral Period with respect to such Deferred Compensation.



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         B. Contribution of Deferred Compensation. During the Deferral Period,
the Corporation shall segregate all Deferred Compensation from other funds of the Corporation by contributing all Deferred Compensation to the Master Trust. An election to defer Compensation by a Participant hereunder shall constitute an acknowledgment and agreement by the Participant that during a Deferral Period and, in the event of insolvency or bankruptcy of the Corporation, thereafter to the extent required by law, all Deferred Compensation contributed to the Master Trust by the Corporation and (if any) all net proceeds earned and net appreciation accrued with respect thereto is subject to the claims of the general creditors (including a Participant in his capacity as such) of the Corporation.

         Nothing contained in the Plan shall be construed as creating any absolute or unconditional trust, express or implied, for the benefit of any Participant.

         C. Appointment of Beneficiary. Subject to applicable law, each Participant may appoint a beneficiary or beneficiaries to receive payments to be made from such Participant's Deferred Compensation Account, if any, after the Participant's death. In the absence of such appointment, all such amounts shall be paid to the Participant's estate. The appointment shall be made on a form to be supplied by the Committee and may



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be revoked or superseded at any time. Payments to a beneficiary or beneficiaries shall be made in accordance with the schedule designated by the Participant.

         D. Reservation of Rights. Nothing in this Plan shall be construed to give any Outside Director or Director any right (i) to defer Compensation other than as expressly authorized and permitted by this Plan and the Committee, (ii) to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant's services as an Outside Director or a Director or a member of the board of directors of a Subsidiary, or (iii) to be nominated for election or reelection as a director of the Corporation or a Subsidiary.

         E. Amendment or Termination. The Corporation may, at any time, terminate or amend this Plan provided that any such termination or amendment shall not affect the rights of a Participant or beneficiary(ies) of the Participant to payments of amounts standing to the credit of the Participant in the Participant's Deferred Compensation Account at the time of such amendment or termination. In the event of termination of this Plan, the Corporation, in its absolute discretion, may make such provision for payment of Deferred Compensation as it deems appropriate including, among other things, the payment of Deferred Compensation notwithstanding an election by a Participant with respect thereto.



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         F. Relationship to Other Benefit Plans of the Corporation. Deferred
Compensation shall not be included as compensation to the Participant either at the time earned or paid for the purpose of computing benefits to which the Participant may be entitled under any retirement plan of the Corporation or of any Subsidiary or under any other benefit arrangement of the Corporation or any Subsidiary for the benefit of their respective directors, except as otherwise provided in any such plan.

         G. Change in Directorship or Law. The Committee may, in its absolute discretion, make appropriate adjustments with respect to the terms of the Plan and its applicability to Participants in the event (i) of a discontinuance by the Corporation of a Participant's services as an Outside Director or Director resulting from an event such as merger, sale of assets, consolidation, other business combination or liquidation of the Corporation, or (ii) any of the anticipated benefits of deferral pursuant to this Plan or any provision hereof are altered by reason of any interpretation of or change in law, policy or regulation.

         H. Voting of Securities. No Participant will be entitled to direct the Trustees of the Master Trust as to the exercise of any voting rights attributable to securities having voting rights held in a Participant's Deferred Compensation Account.


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Such securities shall not be voted by such Participant or by the Trustees of the
Master Trust.

         I. Applicable Laws. The Plan shall be construed, regulated and administered under the laws of the State of New Jersey.



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